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           BDO Deutsche Warentreuhand        Elisenstrasse 3 - 80335 Muenchen
           Aktiengesellschaft                Telefon:  (089) 55 16 8-0
           Wirtschaftspruefungsgesellschaft   Telefax:  (089) 55 16 8-199
                                             E-Mail:   muenchen@bdo.de
                                             Internet: www.bdo.de





BDO Deutsche Warentreuhand AG Elisenstrasse 3 80335 Muenchen

                          Independent Auditors' Consent


The Supervisory Board
SGL CARBON Aktiengesellschaft

We consent to the Incorporation by reference in the registration statement (No. 333-XXXXX) on Form S-8 of SGL CARBON Aktiengesellschaft of our report dated February 27, 2003 except for notes 34, 35 and 36 as to which the date is April 14, 2003, with respect to the consolidated balance sheet of SGL CARBON Aktiengesellschaft as of December 31, 2002, and the related consolidated statement of operations, cash flows and changes in shareholders' equity for the year ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 20-F of SGL CARBON Aktiengesellschaft.

Munich, April 15, 2003

BDO Deutsche Warentreuhand
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft


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